Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Ramsey Hamadi

Senior Executive Vice President, Chief Finance Officer

(336) 369-0900

ramsey.hamadi@newbridgebank.com

Jillian Gibson

1st Vice President, Director of Marketing

(336) 369-0916

jillian.gibson@newbridgebank.com

NewBridge Bancorp Receives Regulatory
Approvals for Acquisition of Security Savings Bank

Greensboro, N.C., September 20, 2013 – NewBridge Bancorp (NASDAQ: NBBC) announced today that it has received the necessary regulatory approvals to enable NewBridge Bank (“NewBridge”) to complete its supervisory acquisition of Security Savings Bank, SSB, (“Security Savings”) of Southport, North Carolina, a mutual savings bank with six branches serving Brunswick County in North Carolina. At June 30, 2013, Security Savings had total assets of $220 Million and total deposits of $173 Million. The merger will be effected on October 1, 2013 pursuant to an order of the North Carolina Commissioner of Banks. NewBridge will continue to operate the acquired offices under the Security Savings name until a systems conversion occurs in November.

“We are pleased to welcome Security Savings’ clients, banking professionals and communities to NewBridge Bank,” said Pressley A. Ridgill, president and chief executive officer of NewBridge Bancorp and NewBridge Bank. “We are looking forward to expanding our presence along North Carolina’s southeastern coast and playing a role in the economic recovery of this important region. We appreciate the diligent efforts and overwhelming support of Security Savings’ Board of Directors and management. We are also thankful for the action of the North Carolina Commissioner of Banks, and the waivers and approvals of the Federal Deposit Insurance Corporation, that enabled this unique transaction to occur.”

Henry Edmund, president and chief executive officer of Security Savings, stated, “Our merger with NewBridge Bank allows us to continue Security Savings’ long standing tradition of serving our clients and the Brunswick County community. NewBridge Bank’s product depth and financial strength will also provide enhanced services and capabilities to the families and local businesses we’ve supported for over a century.”

Upon the closing of the merger, NewBridge Bank will be a $2.0 billion institution with 36 branches and a number of loan production offices throughout North Carolina. Already the largest community bank in the Piedmont Triad Region of North Carolina, following the merger, NewBridge Bank will be one of the largest community banks in the Greater Wilmington coastal market.

NewBridge Bancorp was advised in this transaction by FIG Partners, LLC as financial advisor and Brooks, Pierce, McLendon, Humphrey & Leonard, LLP as legal advisor. Security Savings Bank was advised by Raymond James & Associates, Inc. Brooks, Pierce, McLendon, Humphrey & Leonard, LLP also served as legal advisor to Security Savings Bank.

Disclosures About Forward-Looking Statements

The discussions included in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of NewBridge and its management about future events. The accuracy of such forward-looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of NewBridge’s clients or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in NewBridge’s filings with the Securities and Exchange Commission, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. NewBridge undertakes no obligation to revise or update these statements following the date of this press release.

About NewBridge Bancorp

NewBridge Bancorp is the bank holding company for NewBridge Bank, a full service, state-chartered community bank headquartered in Greensboro, North Carolina. The stock of NewBridge Bancorp trades on the NASDAQ Global Select Market under the symbol “NBBC.”

NewBridge Bank is the largest community bank in the Piedmont Triad Region of North Carolina and one of the largest community banks in the state. NewBridge Bank serves small to midsize businesses, professionals and consumers with a comprehensive array of financial services, including retail and commercial banking, private banking, wealth management and mortgage banking. NewBridge Bank currently has assets of approximately $1.7 billion with 30 branches and several loan production offices throughout North Carolina.

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